Exhibit 99.1

CONTACT:
Tere Miller
Vice President, Corporate Communications
760-741-2111 ext. 1177

REALTY INCOME ANNOUNCES RECORD FOURTH QUARTER
AND 2011 OPERATING RESULTS

ESCONDIDO, CALIFORNIA, February 9, 2012...Realty Income Corporation (Realty Income), The Monthly Dividend Company® (NYSE: O), today announced operating results for the fourth quarter ended December 31, 2011. Access to this document is available at www.realtyincome.com. All per share amounts presented in this press release are on a diluted per common share basis, unless stated otherwise.

COMPANY HIGHLIGHTS:

For the quarter ended December 31, 2011 (as compared to the same quarterly period in 2010):
●Revenue increased 23.6% to $114.0 million
●FFO available to common stockholders increased 29.7% to $68.1 million
●AFFO available to common stockholders increased 28.5% to $68.5 million
●FFO per share increased 8.5% to $0.51
●AFFO per share increased 8.3% to $0.52
●Net income available to common stockholders per share was $0.26
●Portfolio occupancy increased to 96.7% from 96.6%
●Same store rents increased 1.1% to $80.3 million
●Invested $189.8 million in 39 new properties and properties under development
●Dividends paid per common share increased 0.9%
●The monthly dividend increased for the 57th consecutive quarter to an annualized amount of $1.746 per share

For the year ended December 31, 2011 (as compared to 2010):
●Revenue increased 22.6% to $421.1 million as compared to $343.5 million
●FFO available to common stockholders increased 28.6% to $249.4 million
●AFFO available to common stockholders increased 28.4% to $253.4 million
●FFO per share increased 8.2% to $1.98
●AFFO per share increased 8.1% to $2.01
●Net income available to common stockholders per share was $1.05
●Same store rents increased 1.3% to $319.9 million
●Invested $1.0 billion in 164 new properties
●Raised gross proceeds of $664.4 million to permanently fund 2011 real estate acquisitions
●Dividends paid per common share increased 0.9%
●Paid the 497th consecutive monthly dividend in December 2011

Financial Results

Revenue
Revenue, for the quarter ended December 31, 2011, increased 23.6% to $114.0 million as compared to $92.2 million for the same quarter in 2010. Revenue for 2011 increased 22.6% to $421.1 million as compared to $343.5 million in 2010.

Net Income Available to Common Stockholders
Net income available to common stockholders, for the quarter ended December 31, 2011, was $34.9 million as compared to $31.8 million for the same quarter in 2010. Net income per share for the quarter ended December 31, 2011, was $0.26 as compared to $0.28 for the same quarter in 2010.

Net income available to common stockholders, in 2011, was $132.8 million as compared to $106.5 million in 2010. Net income per share, in 2011, was $1.05 as compared to $1.01 in 2010.

The calculation to determine net income for a real estate company includes impairments and/or gains from the sales of investment properties. Impairments and/or gains on property sales vary from quarter to quarter. This variance can significantly impact net income.

During the fourth quarter of 2011, income from continuing operations available to common stockholders was $0.26 per share as compared to $0.24 per share for the same quarter in 2010.

During 2011, income from continuing operations available to common stockholders was $1.01 per share as compared to $0.91 in 2010.

FFO Available to Common Stockholders
Funds from Operations (FFO), for the quarter ended December 31, 2011, increased 29.7% to $68.1 million as compared to $52.5 million for the same quarter in 2010. FFO per share, for the quarter ended December 31, 2011, increased 8.5% to $0.51 as compared to $0.47 for the same quarter in 2010. FFO per share, before Crest’s contribution, increased 27.9% to $67.9 million as compared to $53.1 million. FFO per share, before Crest’s contribution, increased 8.5% to $0.51 as compared to $0.47 for the same quarter.

FFO, in 2011, increased 28.6% to $249.4 million as compared to $193.9 million in 2010. FFO per share, in 2011, increased 8.2% to $1.98 as compared to $1.83 in 2010. FFO, before Crest’s contribution, increased 28.3% to $248.7 million as compared to $193.9 million. FFO per share, before Crest’s contribution, increased 7.7% to $1.97 from $1.83 in 2010.

AFFO Available to Common Stockholders
Adjusted Funds from Operations (AFFO), for the quarter ended December 31, 2011, increased 28.5% to $68.5 million as compared to $53.3 million for the same quarter in 2010. AFFO per share, for the quarter ended December 31, 2011, increased 8.3% to $0.52 as compared to $0.48 for the same quarter in 2010.

AFFO, for 2011, increased 28.4% to $253.4 million as compared to $197.3 million for 2010. AFFO per share, for 2011, increased 8.1% to $2.01 as compared to $1.86 for 2010.

The Company considers FFO and AFFO to be appropriate supplemental measures of a Real Estate Investment Trust’s (REIT’s) operating performance. Realty Income defines FFO consistent with the National Association of Real Estate Investment Trust’s (NAREIT’s) definition as net income available to common stockholders plus depreciation and amortization of real estate assets, plus impairments of real estate, reduced by gains on sales of investment properties and extraordinary items. AFFO further adjusts FFO for unique revenue and expense items which are not pertinent to the measurement of our ongoing operating performance. See our reconciliation of net income available to common stockholders to FFO and AFFO on page seven.

Dividend Information
In December 2011, Realty Income announced the 57th consecutive quarterly dividend increase, which is the 64th increase in the amount of the dividend since the Company’s listing on the New York Stock Exchange in 1994. The annualized dividend amount, as of December 31, 2011, was $1.746 per share. The total amount of the monthly dividends paid in 2011, increased 0.9% to $1.737 per share from $1.722 per share in 2010. Through December 31, 2011, the Company has paid 497 consecutive monthly dividends, and over $2.1 billion in monthly dividends since 1969. Realty Income has a dividend reinvestment and stock purchase program that can be accessed at www.realtyincome.com. The program is administered by Wells Fargo Shareowner Services.

Real Estate Portfolio Update

As of December 31, 2011, Realty Income’s portfolio of freestanding, single-tenant properties consisted of 2,634 properties located in 49 states, leased to 136 retail chains and other commercial enterprises doing business in 38 industries. The properties are leased under long-term, net leases with a weighted average remaining lease term of approximately 11.3 years. Crest Net Lease, a subsidiary company of Realty Income, had an inventory of three properties at December 31, 2011, with a carrying value of $3.0 million. Crest contributed FFO of $0.01 per share to Realty Income’s FFO in 2011.

Portfolio Management Activities
The Company’s portfolio of commercial real estate, owned primarily under 15- to 20-year net leases, continues to perform well and provide dependable lease revenue supporting the payment of monthly dividends. As of December 31, 2011, portfolio occupancy was 96.7% with 87 properties available for lease out of a total of 2,634 properties in the portfolio, as compared to 97.7% portfolio occupancy as of September 30, 2011 and 96.6% as of December 31, 2010.

Rent Increases
During the quarter ended December 31, 2011, same store rents on 2,116 properties under lease increased 1.1% to $80.3 million, as compared to $79.4 million for the same quarter in 2010. During 2011, same store rents on 2,116 properties under lease increased 1.3% to $319.86 million, as compared to $315.61 million in 2010.

Property Acquisitions
During the fourth quarter of 2011, Realty Income invested $189.8 million in 39 new properties and properties under development. The new properties are located in seven states and are 100% leased with an initial average lease term of 20.0 years and an initial average lease yield of 7.5%.

During 2011, Realty Income invested $1.0 billion in 164 new properties and properties under development. The new properties are located in 26 states and are 100% leased with an initial average lease term of 13.4 years and an initial average lease yield of 7.8%.

Realty Income maintains a $425 million unsecured acquisition credit facility, which is used to fund property acquisitions in the near term. As of December 31, 2011, outstanding borrowings on the Company’s acquisition credit facility were $237.4 million.

Property Dispositions
Realty Income continued to successfully execute its asset disposition program in the third quarter of 2011. The objective of this program is to sell assets when the Company believes the reinvestment of the sales proceeds will generate higher returns, enhance the credit quality of the Company's real estate portfolio, increase the average lease length, or decrease tenant or industry concentration.

During the quarter ended December 31, 2011, Realty Income sold five properties for $11.7 million, which resulted in gain on sales of $1.2 million. During 2011, Realty Income sold 26 properties for $24.1 million, which resulted in gain on sales of $5.7 million.

Other Activities

Direct Stock Purchase and Dividend Reinvestment Plan (the “Stock Plan”)
During the fourth quarter of 2011, Realty Income issued 20,962 common shares via its Stock Plan at an average price of $33.19 per share. The Plan generated gross proceeds of $696,000 during the quarter. For 2011, the Company issued 59,605 common shares via the Stock Plan, at an average price of $34.09 per share, raising gross proceeds of $2.0 million.

CEO Comments on Operating Results
Commenting on Realty Income’s financial results and real estate operations, Chief Executive Officer, Tom A. Lewis said, “We are pleased to report that, in 2011, we substantially increased our rental revenue and funds from operations, as well as raising the dividend every quarter. Our real estate portfolio has grown to 2,634 properties and occupancy increased to 96.7% as compared to the end of 2010. Same store rents on 2,116 properties under lease also increased 1.1% during the fourth quarter, and 1.3% for the year ended December 31, 2011.”

“We had a record year for new property acquisitions, investing over $1.0 billion in 164 new properties at a lease yield of 7.8%. This is the highest level of property acquisitions in our operating history for our core portfolio.  We continue to see substantial flow of acquisition opportunities for review and believe 2012 should be a year where we are able to add attractive acquisitions to our existing portfolio.”

“We also had a successful year in permanently funding the majority of 2011 acquisitions, raising gross proceeds through a common stock offering of $214.2 million in September 2011, a common stock offering of $300.2 million in March 2011, and a $150 million re-opening of our 30-year bonds in June 2011, which were originally issued in 2005. In addition, an offering of 14.95 million shares of Class F Preferred stock was completed on February 7, 2012, raising approximately $373.8 million in gross proceeds. This offering allowed us to further reduce our corporate expenses by redeeming the Preferred D shares that carried a higher dividend rate than the newly issued Preferred F shares and pay off a significant portion of our acquisitions credit facility. The generation of a total of $1.04 billion of permanent capital provides us with excellent liquidity to pursue acquisition opportunities that will arise in 2012.”

“Finally, our solid operating performance allowed us to increase the amount of the dividend every quarter. Providing monthly dividends that increase over time is our mission, so we remain focused on operating the business in a manner that supports the payment of monthly dividends that increase over time to our shareholders.”

FFO Commentary
Realty Income’s FFO per share has historically tended to be stable and fairly predictable because of the long-term leases that are the primary source of the Company’s revenue. There are, however, several factors that can cause FFO per share to vary from levels that have been anticipated by the Company. These factors include, but are not limited to, changes in interest rates and occupancy rates, periodically accessing the capital markets, the level and timing of property acquisitions and dispositions, lease rollovers, the general real estate market and the economy.

2012 Estimates
The Company estimates that 2012 FFO per share should range from $2.01 to $2.05 per share, an increase of 1.5% to 3.5% over 2011 FFO per share of $1.98. This 2012 FFO estimate has been reduced from prior guidance by $0.02 due to a one-time non-cash redemption charge of $3.7 million associated with the planned redemption of the Class D preferred stock. The FFO per share estimates for 2012 are based on an estimated net income per share range of $1.00 to $1.04, plus estimated real estate depreciation of $1.11, and reduced by potential gains on sales of investment properties of $0.10 per share (in accordance with NAREIT’s definition of FFO).

The Company estimates that 2012 Adjusted Funds from Operations (AFFO) should range from $2.07 to $2.12 per share, an increase of 3.0% to 5.5% over 2011 AFFO per share of $2.01. The AFFO per share estimates for 2012 are based on adding back items to FFO totaling $0.10 to $0.11 that reduce net income, and deducting capitalized expenditures and straight-line rent revenue items totaling approximately $0.04, for a net increase of $0.06 to $0.07 over FFO.

About Realty Income
Realty Income is The Monthly Dividend Company®, a New York Stock Exchange real estate company dedicated to providing shareholders with dependable monthly income. As of December 31, 2011, the Company had paid 497 consecutive monthly dividends throughout its 43-year operating history. The monthly income is supported by the cash flows from over 2,600 properties owned under long-term lease agreements with 136 leading regional and national retail chains and other commercial enterprises. The Company is an active buyer of net-leased properties nationwide. Additional information about the Company can be obtained from the corporate website at www.realtyincome.com.

Forward-Looking Statements
Statements in this press release that are not strictly historical are “forward-looking” statements. Forward-looking statements involve known and unknown risks, which may cause the Company’s actual future results to differ materially from expected results. These risks include, among others, general economic conditions, local real estate conditions, tenant financial health, the availability of capital to finance planned growth, continued volatility and uncertainty in the credit markets and broader financial markets, property acquisitions and the timing of these acquisitions, charges for property impairments, the outcome of any legal proceedings to which the Company is a party, as described in the Company’s filings with the Securities and Exchange Commission. Consequently, forward-looking statements should be regarded solely as reflections of the Company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this press release. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

Note to Editors: Realty Income press releases are available at no charge by calling our toll-free investor hotline number: 888-811-2001, or via the internet at http://www.realtyincome.com/invest/newsroom-library/press-releases.shtml.

CONSOLIDATED STATEMENTS OF INCOME
For the three months and years ended December 31, 2011 and 2010
(dollars in thousands, except per share amounts - unaudited)

	Three Months Ended 12/31/11	Three Months Ended 12/31/10	Year Ended 12/31/11	Year Ended 12/31/10
REVENUE
Rental	$113,230	$91,974	$419,396	$342,835
Other	777	271	1,663	657
Total revenue	114,007	92,245	421,059	343,492

EXPENSES
Depreciation and amortization	34,346	24,894	121,751	94,907
Interest	28,983	25,131	108,301	93,237
General and administrative	7,953	5,785	30,954	25,311
Property	2,384	1,769	7,436	7,061
Income taxes	367	503	1,470	1,393
Provisions for impairment	--	849	10	849
Total expenses	74,033	58,931	269,922	222,758

Income from continuing operations	39,974	33,314	151,137	120,734
Income from discontinued operations	1,030	4,563	5,895	10,050
Net income	41,004	37,877	157,032	130,784
Preferred stock cash dividends	(6,063)	(6,063)	(24,253)	(24,253)
Net income available to common stockholders	$34,941	$31,814	$132,779	$106,531

Funds from operations available to common stockholders (FFO)	$68,077	$52,509	$249,392	$193,926

Adjusted funds from operations available to common stockholders (AFFO)	$68,524	$53,327	$253,372	$197,256

Per share information for common stockholders:

Income from continuing operations, basic and diluted	$0.26	$0.24	$1.01	$0.91

Net income, basic and diluted	$0.26	$0.28	$1.05	$1.01

FFO, basic and diluted	$0.51	$0.47	$1.98	$1.83

AFFO, basic and diluted	$0.52	$0.48	$2.01	$1.86

Cash dividends paid per share	$0.436	$0.432	$1.737	$1.722

FUNDS FROM OPERATIONS (FFO)
(dollars in thousands, except per share amounts)

	Three Months Ended 12/31/11	Three Months Ended 12/31/10	Year Ended 12/31/11	Year Ended 12/31/10

Net income available to common stockholders	$34,941	$31,814	$132,779	$106,531
Depreciation and amortization:
Continuing operations	34,346	24,894	121,751	94,907
Discontinued operations	27	218	428	1,242
Depreciation of furniture, fixtures & equipment	(59)	(67)	(238)	(291)
Provisions for impairment on Realty Income investment properties	27	42	405	213
Gain on sales of investment properties:
Continuing operations	(330)	--	(540)	--
Discontinued operations	(875)	(4,392)	(5,193)	(8,676)
Funds from operations available to common stockholders	$68,077	$52,509	$249,392	$193,926

FFO per common share, basic and diluted	$0.51	$0.47	$1.98	$1.83

Dividends paid to common stockholders	$58,021	$47,800	$219,297	$182,500

FFO in excess of dividends paid to common stockholders	$10,056	$4,709	$30,095	$11,426

Weighted average number of common shares used for computation per share:
Basic	132,353,040	111,746,935	126,142,696	105,869,637
Diluted	132,609,319	112,067,874	126,189,399	105,942,721

We define FFO, a non-GAAP measure, consistent with the National Association of Real Estate Investment Trust’s definition, as net income available to common stockholders, plus depreciation and amortization of real estate assets, plus impairments of real estate assets, reduced by gains on sales of investment properties and extraordinary items.

ADJUSTED FUNDS FROM OPERATIONS (AFFO)
(dollars in thousands, except per share amounts)

Most companies in our industry use a similar measurement to AFFO, but they may use the term "CAD" (for Cash Available for Distribution) or "FAD" (for Funds Available for Distribution).

	Three Months Ended 12/31/11	Three Months Ended 12/31/10	Year Ended 12/31/11	Year Ended 12/31/10

Net income available to common stockholders	$34,941	$31,814	$132,779	$106,531
Cumulative adjustments to calculate FFO(1)	33,136	20,695	116,613	87,395
FFO available to common stockholders	$68,077	52,509	$249,392	193,926
Amortization of share-based compensation	1,775	1,343	7,873	6,166
Amortization of deferred financing costs(2)	546	433	1,881	1,548
Provisions for impairment on real estate acquired for resale by Crest	--	807	--	807
Capitalized leasing costs and commissions	(478)	(627)	(1,722)	(1,501)
Capitalized building improvements	(714)	(673)	(2,450)	(2,077)
Other adjustments(3)	(682)	(465)	(1,602)	(1,613)
Total AFFO available to common stockholders	$68,524	$53,327	$253,372	$197,256

AFFO per common share, basic and diluted	$0.52	$0.48	$2.01	$1.86

Dividends paid to common stockholders	$58,021	$47,800	$219,297	$182,500

AFFO in excess of dividends paid to common stockholders	$10,503	$5,527	$34,075	$14,756

(1)	See FFO calculation above for reconciling items.
(2)
Includes the amortization of costs incurred and capitalized when our senior notes were issued in March 2003, November 2003, March 2005, September 2005, September 2006, September 2007, June 2010 and June 2011. Additionally, this includes the amortization of deferred financing costs incurred and capitalized in connection with our assumption of the mortgages payable in 2011. These costs are being amortized over the lives of the respective mortgages. No costs associated with our credit facility agreements or annual fees paid to credit rating agencies have been included.

(3)	Includes straight-line rent revenue, and the amortization of above and below-market leases.

HISTORICAL FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS
(dollars in thousands, except per share amounts)

For the three months ended December 31,	2011	2010	2009	2008	2007

Net income available to common stockholders	$34,941	$31,814	$29,268	$28,269	$27,113
Depreciation and amortization	34,314	25,045	22,916	22,869	21,007
Provisions for impairment on Realty Income investment properties	27	42	110	--	--
Gain on sales of investment properties	(1,205)	(4,392)	(3,809)	(4,111)	(370)
Total FFO	$68,077	$52,509	$48,485	$47,027	$47,750

Total FFO per diluted share	$0.51	$0.47	$0.47	$0.46	$0.48

Total FFO	$68,077	$52,509	$48,485	$47,027	$47,750
Add (less) FFO contributed by Crest	(176)	551	(649)	(8)	(2,735)
FFO before Crest contribution	$67,901	$53,060	$47,836	$47,019	$45,015

FFO components, per diluted share:
FFO before Crest contribution	$0.51	$0.47	$0.46	$0.46	$0.45
Crest FFO contribution	$0.00	$0.00	$0.01	$0.00	$0.03

Total FFO	$0.51	$0.47	$0.47	$0.46	$0.48

AFFO	$68,524	$53,327	$48,622	$47,399	$48,312

AFFO per diluted share	$0.52	$0.48	$0.47	$0.46	$0.48

Cash dividends paid per share	$0.436	$0.432	$0.428	$0.423	$0.408
Weighted average diluted shares outstanding	132,609,319	112,067,874	103,491,891	103,266,636	100,315,360

For the years ended December 31,	2011	2010	2009	2008	2007

Net income available to common stockholders	$132,779	$106,531	$106,874	$107,588	$116,156
Depreciation and amortization	121,941	95,858	91,629	91,486	77,078
Provisions for impairment on Realty Income investment properties	405	213	110	--	272
Gain on sales of investment properties	(5,733)	(8,676)	(8,059)	(13,550)	(3,559)
Total FFO	$249,392	$193,926	$190,554	$185,524	$189,947

Total FFO per diluted share	$1.98	$1.83	$1.84	$1.83	$1.89

Total FFO	$249,392	$193,926	$190,554	$185,524	$189,947
Less FFO contributed by Crest	(736)	(35)	(958)	(1,346)	(10,703)
FFO before Crest contribution	$248,656	$193,891	$189,596	$184,178	$179,244

FFO components, per diluted share(1):
FFO before Crest contribution	$1.97	$1.83	$1.83	$1.82	$1.79
Crest FFO contribution	$0.01	$0.00	$0.01	$0.01	$0.11

Total FFO	$1.98	$1.83	$1.84	$1.83	$1.89

AFFO	$253,372	$197,256	$192,739	$192,003	$193,079

AFFO per diluted share	$2.01	$1.86	$1.86	$1.90	$1.92

Cash dividends paid per share	$1.737	$1.722	$1.707	$1.662	$1.560
Weighted average diluted shares outstanding	126,189,399	105,942,721	103,581,053	101,209,883	100,333,966

(1) The above FFO per share amounts have been rounded to the nearest two decimals and, as such, the individual amounts may not add up to the “Total FFO” amount.

CONSOLIDATED BALANCE SHEETS
As of December 31, 2011 and December 31, 2010
(dollars in thousands, except per share amounts - unaudited)

	2011	2010
ASSETS
Real estate, at cost:
Land	$1,749,378	$1,520,413
Buildings and improvements	3,222,603	2,592,449
Total real estate, at cost	4,971,981	4,112,862
Less accumulated depreciation and amortization	(814,126)	(711,615)
Net real estate held for investment	4,157,855	3,401,247
Real estate held for sale, net	2,153	3,631
Net real estate	4,160,008	3,404,878
Cash and cash equivalents	4,165	17,607
Accounts receivable, net	15,375	11,301
Goodwill	17,206	17,206
Other assets, net	222,635	84,598
Total assets	$4,419,389	$3,535,590

LIABILITIES AND STOCKHOLDERS’ EQUITY
Distributions payable	$21,405	$19,051
Accounts payable and accrued expenses	58,770	47,019
Other liabilities	29,179	22,555
Line of credit payable	237,400	--
Mortgages payable, net	67,781	--
Notes payable	1,750,000	1,600,000
Total liabilities	2,164,535	1,688,625

Stockholders’ equity:
Preferred stock and paid in capital, par value $0.01 per share in 2011 and $1.00 in 2010, 20,000,000 shares authorized, 13,900,000 issued and outstanding in 2011 and 2010	337,790	337,790
Common stock and paid in capital, par value $0.01 per share in 2011 and $1.00 per share in 2010, 200,000,000 shares authorized, 133,223,338 and 118,058,988 shares issued and outstanding as of December 31, 2011 and December 31, 2010, respectively	2,563,048	2,066,287
Distributions in excess of net income	(645,984)	(557,112)
Total stockholders’ equity	2,254,854	1,846,965
Total liabilities and stockholders’ equity	$4,419,389	$3,535,590

Realty Income Performance vs. Major Stock Indices

			Equity						NASDAQ
	Realty Income		REIT Index(1)		DJIA		S&P 500		Composite
	Dividend	Total	Dividend	Total	Dividend	Total	Dividend	Total	Dividend	Total
	Yield	Return(2)	Yield	Return(3)	Yield	Return(3)	Yield	Return(3)	Yield	Return(4)

1995	8.3%	42.0%	7.4%	15.3%	2.4%	36.9%	2.3%	37.6%	0.6%	39.9%
1996	7.9%	15.4%	6.1%	35.3%	2.2%	28.9%	2.0%	23.0%	0.2%	22.7%
1997	7.5%	14.5%	5.5%	20.3%	1.8%	24.9%	1.6%	33.4%	0.5%	21.6%
1998	8.2%	5.5%	7.5%	(17.5%)	1.7%	18.1%	1.3%	28.6%	0.3%	39.6%
1999	10.5%	(8.7%)	8.7%	(4.6%)	1.3%	27.2%	1.1%	21.0%	0.2%	85.6%
2000	8.9%	31.2%	7.5%	26.4%	1.5%	(4.7%)	1.2%	(9.1%)	0.3%	(39.3%)
2001	7.8%	27.2%	7.1%	13.9%	1.9%	(5.5%)	1.4%	(11.9%)	0.3%	(21.1%)
2002	6.7%	26.9%	7.1%	3.8%	2.6%	(15.0%)	1.9%	(22.1%)	0.5%	(31.5%)
2003	6.0%	21.0%	5.5%	37.1%	2.3%	28.3%	1.8%	28.7%	0.6%	50.0%
2004	5.2%	32.7%	4.7%	31.6%	2.2%	5.6%	1.8%	10.9%	0.6%	8.6%
2005	6.5%	(9.2%)	4.6%	12.2%	2.6%	1.7%	1.9%	4.9%	0.9%	1.4%
2006	5.5%	34.8%	3.7%	35.1%	2.5%	19.0%	1.9%	15.8%	0.8%	9.5%
2007	6.1%	3.2%	4.9%	(15.7%)	2.7%	8.8%	2.1%	5.5%	0.8%	9.8%
2008	7.3%	(8.2%)	7.6%	(37.7%)	3.6%	(31.8%)	3.2%	(37.0%)	1.3%	(40.5%)
2009	6.6%	19.3%	3.7%	28.0%	2.6%	22.6%	2.0%	26.5%	1.0%	43.9%
2010	5.1%	38.6%	3.5%	27.9%	2.6%	14.0%	1.9%	15.1%	1.2%	16.9%
2011	5.0%	7.3%	3.8%	8.3%	2.8%	8.3%	2.3%	2.1%	1.3%	(1.8%)
Compounded Average Annual Total Return(5)		17.3%		10.5%		9.3%		7.9%		7.4%

Note: All of these Dividend Yields are calculated as annualized dividend based on last dividend paid in applicable time period divided by closing price as of period end. Dividend Yield sources: NAREIT website and Bloomberg.

(1) FTSE NAREIT US Equity REIT Index, as per NAREIT website.
(2) Calculated as the difference between the closing stock price as of period end less the closing stock price as of previous period, plus dividends paid in period, divided by closing stock price as of end of previous period.  Does not include reinvestment of dividends.
(3) Includes reinvestment of dividends.  Sources: NAREIT website and Factset.
(4) Price only index, does not include dividends.  Source: Factset.
(5) All of these Compounded Average Annual Total Return rates are calculated in the same manner: from Realty Income's NYSE listing on October 18, 1994 through December 31, 2011, and assuming reinvestment of dividends, except for NASDAQ.  Past performance does not guarantee future performance.  Realty Income presents this data for informational purposes only and makes no representation about its future performance or how it will compare in performance to other indices in the future.

Property Type Diversification

The following table sets forth certain property type information regarding Realty Income’s property portfolio as of December 31, 2011 (dollars in thousands):

		Approximate	Rental Revenue for	Percentage of
	Number of	Leasable	the Quarter Ended	Rental
Property Type	Properties	Square Feet	December 31, 2011(1)	Revenue
Retail	2,577	22,109,800	$97,841	86.4%
Agriculture	15	184,500	4,961	4.4
Distribution	13	2,027,100	3,520	3.1
Manufacturing	6	1,418,600	2,509	2.2
Office	8	778,500	2,897	2.6
Industrial	15	850,500	1,531	1.3
Totals	2,634	27,369,000	$113,259	100.0%

(1)
Includes rental revenue for all properties owned by Realty Income at December 31, 2011, including revenue from properties reclassified to discontinued operations of $52. Excludes revenue of $23 from properties owned by Crest.

Industry Diversification

The following table sets forth certain information regarding Realty Income’s property portfolio classified according to the business of the respective tenants, expressed as a percentage of our total rental revenue:

	Percentage of Rental Revenue(1)
	For the Quarter	For the Years Ended
Industries	Ended December 31, 2011	Dec 31, 2011	Dec 31, 2010	Dec 31, 2009	Dec 31, 2008	Dec 31, 2007	Dec 31, 2006
Apparel stores	1.3%	1.4%	1.2%	1.1%	1.1%	1.2%	1.7%
Automotive collision services	0.9	0.9	1.0	1.1	1.0	1.1	1.3
Automotive parts	1.3	1.2	1.4	1.5	1.6	2.1	2.8
Automotive service	3.4	3.7	4.7	4.8	4.8	5.2	6.9
Automotive tire services	4.9	5.6	6.4	6.9	6.7	7.3	6.1
Aviation	0.8	0.5	--	--	--	--	--
Beverages	5.3	5.6	3.0	--	--	--	--
Book stores	0.1	0.1	0.1	0.2	0.2	0.2	0.2
Business services	*	*	*	*	*	0.1	0.1
Child care	4.7	5.2	6.5	7.3	7.6	8.4	10.3
Consumer electronics	0.5	0.5	0.6	0.7	0.8	0.9	1.1
Convenience stores	17.2	18.5	17.1	16.9	15.8	14.0	16.1
Crafts and novelties	0.2	0.2	0.3	0.3	0.3	0.3	0.4
Drug stores	3.6	3.8	4.1	4.3	4.1	2.7	2.9
Education	0.7	0.7	0.8	0.9	0.8	0.8	0.8
Entertainment	0.9	1.0	1.2	1.3	1.2	1.4	1.6
Equipment services	0.4	0.4	0.2	0.2	0.2	0.2	0.2
Financial services	0.6	0.5	0.2	0.2	0.2	0.2	0.1
Food processing	1.2	0.7	--	--	--	--	--
General merchandise	0.6	0.6	0.8	0.8	0.8	0.7	0.6
Grocery stores	1.7	1.6	0.9	0.7	0.7	0.7	0.7
Health and fitness	6.9	6.4	6.9	5.9	5.6	5.1	4.3
Home furnishings	1.0	1.1	1.3	1.3	2.4	2.6	3.1
Home improvement	1.6	1.7	2.0	2.2	2.1	2.4	3.4
Motor vehicle dealerships	2.1	2.2	2.6	2.7	3.2	3.1	3.4
Office supplies	0.8	0.9	0.9	1.0	1.0	1.1	1.3
Packaging	0.6	0.4	--	--	--	--	--
Paper	0.2	0.1	--	--	--	--	--
Pet supplies and services	0.7	0.7	0.9	0.9	0.8	0.9	1.1
Restaurants - casual dining	9.8	10.9	13.4	13.7	14.3	14.9	7.0
Restaurants - quick service	6.6	6.6	7.7	8.3	8.2	6.6	4.9
Shoe stores	0.1	0.2	0.1	--	--	--	--
Sporting goods	2.5	2.7	2.7	2.6	2.3	2.6	2.9
Telecommunications	0.9	0.7	--	--	--	--	--
Theaters	9.8	8.8	8.9	9.2	9.0	9.0	9.6
Transportation services	2.2	1.8	0.2	0.2	0.2	0.2	0.3
Video rental	0.0	0.0	0.2	1.0	1.1	1.7	2.1
Wholesale clubs	2.7	0.7	--	--	--	--	--
Other	1.2	1.4	1.7	1.8	1.9	2.3	2.7
Totals	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

*  Less than 0.1%

(1) Includes rental revenue for all properties owned by Realty Income at the end of each period presented, including revenue from properties reclassified as discontinued operations. Excludes revenue from properties owned by Crest.

Tenant Diversification

Largest Tenants based on Percentage of Total Portfolio Rental Revenue at December 31, 2011
AMC Theatres	5.3%	NPC International/Pizza Hut	2.7%
Diageo	5.0%	BJ’s Wholesale Club	2.6%
L.A. Fitness	4.6%	Rite Aid	2.6%
Northern Tier Energy/Super America	4.4%	Smart & Final	2.4%
Hometown Buffet	3.9%	FreedomRoads/Camping World	2.2%
Regal Cinemas	3.4%	TBC Corporation	2.2%
Friendly’s Ice Cream	3.2%	La Petite Academy	2.2%
The Pantry	3.1%

Lease Expirations

The following table sets forth certain information regarding Realty Income's property portfolio regarding the timing of the lease term expirations (excluding rights to extend a lease at the option of the tenant) on our 2,533 net leased, single-tenant properties as of December 31, 2011 (dollars in thousands):

	Total Portfolio				Initial Expirations(3)			Subsequent Expirations(4)
Year	Number of Leases Expiring(1)	Approx. Leasable Sq. Feet	Rental Revenue for the Quarter Ended Dec. 31, 2011(2)	% of Total Rental Revenue	Number of Leases Expiring	Rental Revenue for the Quarter Ended Dec. 31, 2011	% of Total Rental Revenue	Number of Leases Expiring	Rental Revenue for the Quarter Ended Dec. 31, 2011	% of Total Rental Revenue
2012	161	1,079,800	$3,700	3.3%	39	$1,134	1.0%	122	$2,566	2.3%
2013	162	1,348,000	4,968	4.5	64	2,658	2.4	98	2,310	2.1
2014	127	959,700	3,478	3.1	30	1,465	1.3	97	2,013	1.8
2015	157	888,800	4,283	3.9	79	2,537	2.3	78	1,746	1.6
2016	170	852,400	3,630	3.3	113	2,325	2.1	57	1,305	1.2
2017	70	842,400	2,890	2.6	41	2,341	2.1	29	549	0.5
2018	84	1,243,500	3,985	3.6	74	3,730	3.4	10	255	0.2
2019	140	1,520,700	7,303	6.6	132	6,878	6.2	8	425	0.4
2020	85	1,597,400	5,009	4.5	75	4,664	4.2	10	345	0.3
2021	186	1,975,600	8,761	7.9	178	8,257	7.4	8	504	0.5
2022	106	890,200	4,652	4.2	105	4,619	4.2	1	33	*
2023	252	2,094,000	10,000	9.0	250	9,926	8.9	2	74	0.1
2024	61	549,500	2,271	2.0	60	2,209	2.0	1	62	*
2025-2043	772	9,914,500	46,162	41.5	756	45,787	41.3	16	375	0.2
Totals	2,533	25,756,500	$111,092	100.0%	1,996	$98,530	88.8%	537	$12,562	11.2%

*Less than 0.1%

(1) Excludes 14 multi-tenant properties and 87 vacant unleased properties, one of which is a multi-tenant property. The lease expirations for properties under construction are based on the estimated date of completion of those properties.

(2) Includes rental revenue of $52 from properties reclassified as discontinued operations and excludes revenue of $2,167 from 14 multi-tenant properties and from 87 vacant and unleased properties at December 31, 2011. Excludes revenue of $23 from three properties owned by Crest.

(3) Represents leases to the initial tenant of the property that are expiring for the first time.
(4) Represents lease expirations on properties in the portfolio, which have previously been renewed, extended or re-tenanted.

Geographic Diversification

The following table sets forth certain state-by-state information regarding Realty Income's property portfolio as of December 31, 2011 (dollars in thousands):

State	Number of Properties	Percent Leased	Approximate Leasable Square Feet	Rental Revenue for the Quarter Ended December 31, 2011(1)	Percentage of Rental Revenue
Alabama	62	95%	420,200	$1,784	1.6%
Alaska	2	100	128,500	300	0.3
Arizona	87	98	619,500	2,879	2.5
Arkansas	17	88	92,400	315	0.3
California	123	99	2,670,100	13,054	11.5
Colorado	58	95	485,900	1,854	1.6
Connecticut	23	87	269,100	1,153	1.0
Delaware	17	100	33,300	433	0.4
Florida	184	95	1,881,000	7,839	6.9
Georgia	143	95	1,242,900	5,077	4.5
Hawaii	--	--	--	--	--
Idaho	12	83	80,700	324	0.3
Illinois	101	98	1,335,900	6,170	5.5
Indiana	81	96	799,000	3,633	3.2
Iowa	21	100	290,600	1,024	0.9
Kansas	37	92	642,900	1,397	1.2
Kentucky	23	100	134,700	709	0.6
Louisiana	34	100	344,200	1,183	1.1
Maine	3	100	22,500	163	0.1
Maryland	29	100	384,000	2,182	1.9
Massachusetts	64	91	575,400	2,517	2.2
Michigan	54	96	287,200	1,278	1.1
Minnesota	150	100	1,003,600	6,774	6.0
Mississippi	72	99	360,700	1,605	1.4
Missouri	76	96	1,027,500	3,848	3.4
Montana	2	100	30,000	77	0.1
Nebraska	19	95	196,300	492	0.4
Nevada	15	100	325,800	1,007	0.9
New Hampshire	15	93	217,200	974	0.9
New Jersey	33	91	260,400	1,948	1.7
New Mexico	9	100	58,400	212	0.2
New York	42	93	776,200	4,272	3.8
North Carolina	94	100	572,400	2,968	2.6
North Dakota	6	100	36,600	74	0.1
Ohio	134	96	1,124,800	3,973	3.5
Oklahoma	35	100	752,400	1,505	1.3
Oregon	20	100	384,200	1,305	1.2
Pennsylvania	103	99	905,800	4,207	3.7
Rhode Island	3	100	11,000	60	0.1
South Carolina	98	99	371,400	2,268	2.0
South Dakota	10	100	89,800	186	0.2
Tennessee	128	98	740,200	2,983	2.6
Texas	215	96	3,134,800	10,130	9.0
Utah	6	100	121,700	251	0.2
Vermont	4	100	12,700	131	0.1
Virginia	105	95	1,519,400	4,649	4.1
Washington	35	97	298,100	1,048	0.9
West Virginia	2	100	23,000	101	0.1
Wisconsin	27	93	269,200	943	0.8
Wyoming	1	0	5,400	0	0.0
Totals/Average	2,634	97%	27,369,000	$113,259	100.0%

(1)
Includes rental revenue for all properties owned by Realty Income at December 31, 2011, including revenue from properties reclassified as discontinued operations of $52.  Excludes revenue of $23 from properties owned by Crest.